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                                                                    EXHIBIT 99.4



                                August 21, 2002


Henry L. Nordhoff
Chief Executive Officer
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, California 92121

Dear Hank:

I am writing to confirm that I have consented to being named in the Information Statement and the Form 10 as a person expected to become a director of Gen-Probe Incorporated. In addition, I consent to the filing of this letter as an exhibit to the Form 10.

                                             Sincerely,

                                             /s/ ABRAHAM D. SOFAER

                                             Abraham D. Sofaer